INVESTMENT ADVISORY AGREEMENT

     THIS AGREEMENT is made as of this 19th day of April, 2004, between VANGUARD VARIABLE INSURANCE FUNDS, a Delaware statutory trust (the "Trust"), and William Blair & Company, L.L.C., a Delaware limited liability company (the "Advisor").

                               W I T N E S S E T H

     WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust offers a series of shares known as Growth Portfolio (the "Portfolio"); and

     WHEREAS, the Trust desires to retain the Advisor to render investment advisory services to the Portfolio, and the Advisor is willing to render such services.

     NOW THEREFORE, in consideration of the mutual promises and undertakings set forth in this "Agreement," the Trust and the Advisor hereby agree as follows:

     1. APPOINTMENT OF ADVISOR. The Trust hereby employs the Advisor as investment advisor, on the terms and conditions set forth herein, for the portion of the assets of the Portfolio that the Trust's Board of Trustees (the "Board of Trustees") determines in its sole discretion to assign to the Advisor from time to time (referred to in this Agreement as the "WB Portfolio"). As of the date of this Agreement, the WB Portfolio will consist of the portion of the assets of the Portfolio that the Board of Trustees has determined to assign to the Advisor, as communicated to the Advisor on behalf of the Board of Trustees by The Vanguard Group, Inc. ("Vanguard"). The Board of Trustees may, from time to time, make additions to, and withdrawals from, the assets of the Portfolio assigned to the Advisor. The Advisor accepts such employment and agrees to render the services herein set forth, for the compensation herein provided.

     2. DUTIES OF ADVISOR. The Trust employs the Advisor to manage the investment and reinvestment of the assets of the WB Portfolio; to continuously review, supervise, and administer an investment program for the WB Portfolio; to determine in its discretion the securities to be purchased or sold and the portion of such assets to be held uninvested; to provide the Portfolio with all records concerning the activities of the Advisor that the Portfolio is required to maintain; and to render regular reports to the Trust's officers and Board of Trustees concerning the discharge of the foregoing responsibilities. The Advisor will discharge the foregoing responsibilities subject to the supervision and oversight of the Trust's officers and the Board of Trustees, and in compliance with the objectives, policies and limitations set forth in the Portfolio's prospectus and Statement of Additional Information, any additional operating policies or procedures that the Portfolio communicates to the Advisor in writing, and applicable laws and regulations. The Advisor agrees to provide, at its own expense, the office space, furnishings and equipment, and personnel required by it to perform the services on the terms and for the compensation provided herein.

     3. SECURITIES TRANSACTIONS. The Advisor is authorized to select the brokers or dealers that will execute purchases and sales of securities for the WB Portfolio, and is directed to use its best efforts to obtain the best available price and most favorable execution for such transactions. To the extent expressly permitted by the written policies and procedures established by the Board of Trustees, and subject to Section 28(e) of the Securities Exchange Act of 1934, as amended, any interpretations thereof by the Securities and Exchange Commission (the "SEC") or its staff, and other applicable law, the Advisor is permitted to pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Advisor's overall responsibilities to the accounts as to which it exercises investment discretion. The execution of such transactions in conformity with the authority expressly referenced in the immediately preceding sentence shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise. The Advisor agrees to use its best efforts to comply with any directed brokerage or other brokerage arrangements that the Portfolio communicates to the Advisor in writing. The Advisor will promptly communicate to the Trust's officers and the Board of Trustees any information relating to the portfolio transactions the Advisor has directed on behalf of the WB Portfolio as such officers or the Board may reasonably request.

     4. COMPENSATION OF ADVISOR. For services to be provided by the Advisor pursuant to this Agreement, the Portfolio will pay to the Advisor, and the Advisor agrees to accept as full compensation therefore, an investment advisory fee at the rate specified in Schedule A to this Agreement. The fee will be calculated based on annual percentage rates applied to the average month-end net assets of the WB Portfolio and will be paid to the Advisor quarterly.

     5. REPORTS. The Portfolio and the Advisor agree to furnish to each other current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request, including, but not limited to, information about changes in partners of the Advisor.

     6.  COMPLIANCE.

     6.1. COMPLIANCE WITH APPLICABLE LAW AND BOARD REQUIREMENTS. The Advisor agrees to comply with all Applicable Law and all policies, procedures or reporting requirements that the Board of Trustees of the Trust reasonably adopts and communicates to the Advisor in writing, including, without limitation, any such policies, procedures or reporting requirements relating to soft dollar or directed brokerage arrangements.

     6.2. DISCLOSURE OF COMPLIANCE MATTERS. If the Advisor receives any written or other communication concerning or constituting a Compliance Matter, then the Advisor shall provide the Trust a written summary of the material facts and circumstances concerning such Compliance Matter within five (5) calendar days of the earlier of the date on which such Compliance Matter was received by the Advisor, or the date on which the general counsel's office of the Advisor obtained actual knowledge of such Compliance Matter. The Advisor shall provide the Trust with a written summary of any material changes in the facts or circumstances concerning any Compliance Matter within (5) calendar days of the occurrence of such changes.

     6.3. CERTAIN DEFINITIONS. "Applicable Law" means (i) the "federal securities laws" as defined in Rule 38a-1(e)(1) under the 1940 Act, as amended from time to time, and (ii) any and all other laws, rules, and regulations, whether foreign or domestic, in each case applicable at any time and from time to time to the investment management operations of the Advisor. "Compliance Matter" means any written or other communication sent to the Advisor by any foreign, federal or state agency or regulatory authority or any self-regulatory authority in connection with any of the following: (i) the Advisor's compliance with, or failure to comply with, Applicable Law as they relate to the Advisor's investment management operations; (ii) the business or affairs of the Advisor or any current or former client of the Advisor as they relate to the Advisor's investment management operations; or (iii) compliance by any person other than the Advisor with, or such person's failure to comply with, Applicable Law as they relate to the Advisor's investment management operations.

     7. STATUS OF ADVISOR. The services of the Advisor to the Portfolio are not to be deemed exclusive, and the Advisor will be free to render similar services to others so long as its services to the Portfolio are not impaired thereby. The Advisor will be deemed to be an independent contractor and will, unless otherwise expressly provided or authorized, have no authority to act for or represent the Portfolio in any way or otherwise be deemed an agent of the Portfolio or the Trust.

     8. LIABILITY OF ADVISOR. No provision of this Agreement will be deemed to protect the Advisor against any liability to the Portfolio or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.

     9. LIMITATIONS ON CONSULTATIONS. The Advisor is prohibited from consulting with other advisors of the Fund, except Vanguard, concerning transactions for the Fund in securities or other assets.

     10. DURATION; TERMINATION; NOTICES; AMENDMENT. This Agreement will become effective on the date hereof and will continue in effect for a period of three years thereafter, and shall continue in effect for successive twelve-month periods thereafter, only so long as this Agreement is approved at least annually by votes of the Trust's Board of Trustees who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. In addition, the question of continuance of the Agreement may be presented to the shareholders of the Portfolio; in such event, such continuance will be effected only if approved by the affirmative vote of a majority of the outstanding voting securities of the Portfolio.

     Notwithstanding the foregoing, however, (i) this Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio, on thirty days' written notice to the Advisor, (ii) this Agreement will automatically terminate in the event of its assignment, and
(iii) this Agreement may be terminated by the Advisor on ninety days' written notice to the Portfolio. Any notice under this Agreement will be given in writing, addressed and delivered, or mailed postpaid, to the other party as follows:

              If to the Portfolio, at:

              Vanguard Variable Insurance Funds - Growth Portfolio
              P.O. Box 2600
              Valley Forge, PA 19482
              Attention:  Jeffrey S. Molitor
              Telephone: 610-669-6303
              Facsimile:  610-503-5855

              If to the Advisor, at:

              William Blair & Company, LLC
              222 West Adams Street
              Chicago, Illinois 60606
              Attention: Michelle Seitz

              Telephone: 312-364-8129
              Facsimile: 312-577-0795

              With a copy to:

              William Blair & Company, LLC
              222 West Adams Street
              Chicago, Illinois 60606
              Attention: General Counsel

              Telephone: 312-236-1600
              Facsimile: 312-551-4646

This Agreement may be amended by mutual consent, but the consent of the Trust must be approved (i) by a majority of those members of the Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and
(ii) to the extent required by the 1940 Act, by a vote of a majority of the outstanding voting securities of the Portfolio of the Trust.

     As used in this Section 9, the terms "assignment," "interested persons," and "vote of a majority of the outstanding voting securities" will have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and Section 2(a)(42) of the 1940 Act.

     11. SEVERABILITY. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

     12. CONFIDENTIALITY. The Advisor shall keep confidential any and all information obtained in connection with the services rendered hereunder and relating directly or indirectly to the Portfolio, the Trust, or Vanguard and shall not disclose any such information to any person other than the Trust, the Board of Directors of the Trust, Vanguard), and any director, officer, or employee of the Trust or Vanguard, except (i) with the prior written consent of the Trust, (ii) as required by law, regulation, court order or the rules or regulations of any self-regulatory organization, governmental body or official having jurisdiction over the Advisor, or (iii) for information that is publicly available other than due to disclosure by the Advisor or its affiliates or becomes known to the Advisor from a source other than the Trust, the Board of Directors of the Trust, or Vanguard.

     13. PROXY POLICY. The Advisor acknowledges that Vanguard will vote the shares of all securities that are held by the Portfolio unless other mutually acceptable arrangements are made with the Advisor with respect to the WB Portfolio.

     14. GOVERNING LAW. All questions concerning the validity, meaning, and effect of this Agreement shall be determined in accordance with the laws (without giving effect to the conflict-of-law principles thereof) of the State of Delaware applicable to contracts made and to be performed in that state.

         IN WITNESS WHEREOF, the parties hereto have caused this Investment Advisory Agreement to be executed as of the date first set forth herein.

WILLIAM BLAIR & COMPANY, L.L.C.          VANGUARD VARIABLE INSURANCE FUNDS


/S/ MICHELLE SEITZ            4/12/2004  /S/ R. GREGORY BARTON        4/8/2004
----------------------------  ---------  ---------------------------- ---------
Signature                     Date       Signature                    Date



Michelle Seitz                4/12/2004  R. Gregory Barton            4/8/2004
----------------------------  ---------  ---------------------------- ---------
Print Name                    Date       Print Name                   Date

                                   SCHEDULE A

Pursuant to Section 4 of the Agreement, the Fund shall pay the Advisor compensation as follows:

          14.1.CALCULATION OF THE BASE FEE. The Base Fee for each fiscal quarter of the Fund is calculated by multiplying an Annual Percentage Rate (0.125%) to the average month-end net assets of the WB Portfolio during such fiscal quarter, and dividing the result by
               4. The Fund's fiscal quarter ends are for the months ending March, June, September and December.

          14.2.CALCULATION  OF  THE  PERFORMANCE  ADJUSTMENT.   The  Performance
               Adjustment for each fiscal quarter of the Fund shall be calculated by multiplying the appropriate Adjustment Percentage (shown below) to the Annual Percentage Rate applied to the average of the month-end net assets of the WB Portfolio over the previous 60 months, and dividing the result by four. The Adjustment Percentage for each fiscal quarter of the WB Portfolio shall be determined by applying the following Performance Adjustment Schedule to the cumulative performance of the WB Portfolio relative to the Russell 1000 Growth Index (the "Index") over the rolling 60-month period applicable to such fiscal quarter. (See Fee Example #1.)

---------------------------------------------------------------------------
                        PERFORMANCE ADJUSTMENT SCHEDULE
---------------------------------------------------------------------------
---------------------------------------- ----------------------------------
 CUMULATIVE PERFORMANCE OF WB PORTFOLIO
                  VS.                           ADJUSTMENT PERCENTAGE
 INDEX OVER APPLICABLE 60-MONTH PERIOD
---------------------------------------- ----------------------------------
---------------------------------------- ----------------------------------
             More than +20%                             +67%
---------------------------------------- ----------------------------------
---------------------------------------- ----------------------------------
Greater than 0% up to and including +20% Linear increase between 0% to +67%
---------------------------------------- ----------------------------------
---------------------------------------- ----------------------------------
    From -20% up to and including 0%     Linear decrease between -67% to 0%
---------------------------------------- ----------------------------------
---------------------------------------- ----------------------------------
             Less than -20%                             -67%
---------------------------------------- ----------------------------------

          14.3.TRANSITION  RULES FOR  CALCULATING  ADVISOR'S  COMPENSATION.  The
               Performance Adjustment will not be fully incorporated into the determination of the Adjusted Fee until the fiscal quarter ended June 30, 2009. Until that date, the following transition rules will apply:

               (a) APRIL 19, 2004 THROUGH MARCH 31, 2005. The Adjusted Fee will be deemed to equal the Base Fee. No Performance Adjustment will apply to the calculation of the Adjusted Fee during this period.

               (b) APRIL 1, 2005 THROUGH JUNE 30, 2009. Beginning April 1, 2005, the Performance Adjustment will take effect on a progressive basis with regard to the number of months elapsed between June 30, 2004, and the end of the quarter for which the Adjusted Fee is being computed. During this period, the Base Fee for purposes of calculating the Performance Adjustment will be computed using the average month-end net assets of the WB Portfolio, as determined for a period commencing July 1, 2004, and ending as of the end of the applicable fiscal quarter of the Fund. During this period, the Performance Adjustment will be calculated using the cumulative performance of the WB Portfolio and the Index for a period commencing July 1, 2004 and ending as of the end of the applicable fiscal quarter of the Fund. For these purposes, the endpoints and the size of the range over which a positive or negative adjustment percentage applies and the corresponding maximum adjusted percentage will be multiplied by a time-elapsed fraction. The fraction will equal the number of months elapsed since June 30, 2004, divided by 60. (See Fee Example #2.)

               (c) ON AND AFTER JUNE 30, 2009. The Adjusted Fee will be equal to the Base Fee plus the Performance Adjustment.

          14.4.OTHER  SPECIAL  RULES  RELATING TO  ADVISOR'S  COMPENSATION.  The
               following   special  rules  will  also  apply  to  the  Advisor's
               compensation:

               (a) WB PORTFOLIO UNIT VALUE. The "WB Portfolio unit value" shall be determined by dividing the total net assets of the WB Portfolio by a given number of units. The number of units in the WB Portfolio shall be equal to the total shares outstanding of the Fund on the effective date of this Agreement; provided, however, that as assets are added to or withdrawn from the WB Portfolio, the number of units in the WB Portfolio shall be adjusted based on the unit value of the WB Portfolio on the day such changes are executed.

               (b) WB PORTFOLIO PERFORMANCE. The investment performance of the WB Portfolio for any period, expressed as a percentage of the WB Portfolio unit value at the beginning of the period, will be the sum of: (i) the change in the WB Portfolio unit value during such period; (ii) the unit value of the Fund's cash distributions from the WB Portfolio's net investment income and realized net capital gains (whether short or long term) having an ex-dividend date occurring within the period; and (iii) the unit value of capital gains taxes per share paid or payable on undistributed realized long-term capital gains accumulated to the end of such period by the WB Portfolio, expressed as a percentage of the WB Portfolio unit value at the beginning of such period. For this purpose, the value of distributions of realized capital gains per unit of the WB Portfolio, of dividends per unit of the WB Portfolio paid from investment income, and of capital gains taxes per unit of the WB Portfolio paid or payable on undistributed realized long-term capital gains shall be treated as reinvested in units of the WB Portfolio at the unit value in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distributions, dividends, and taxes. For purposes of calculating investment performance, the WB Portfolio unit value will be determined net of all fees and expenses of the Fund attributable to the WB Portfolio. Thus, the performance of the WB Portfolio will be net of all fees and expenses of the Fund attributable to the WB Portfolio when compared to the Index.

               (c) INDEX PERFORMANCE. The investment record of the Index for any period, expressed as a percentage of the Index level at the beginning of such period, will be the sum of (i) the change in the level of the Index during such period, and
                    (ii) the value, computed consistently with the Index, of cash distributions having an ex-dividend date occurring within such period made by companies whose securities make up the Index. For this purpose, cash distributions on the securities that make up the Index will be treated as reinvested in the Index, at least as frequently as the end of each calendar quarter following the payment of the dividend. The calculation will be gross of applicable costs and expenses, and consistent with the methodology used by the Index provider.

               (d) PERFORMANCE COMPUTATIONS. The foregoing notwithstanding, any computation of the investment performance of the WB Portfolio and the investment record of the Index shall be in accordance with any then applicable rules of the U.S. Securities and Exchange Commission.

               (e) EFFECT OF TERMINATION. In the event of termination of this Agreement, the fees provided in this Agreement will be computed on the basis of the period ending on the last business day on which this Agreement is in effect, subject to a pro rata adjustment based on the number of days the Advisor performed services hereunder during the fiscal quarter in which such termination becomes effective as a percentage of the total number of days in such quarter.

     1. FEE EXAMPLE #1 - ADJUSTED FEE CALCULATION: The following example serves as a guide for the calculation of the Adjusted Fee when the cumulative excess return of the portfolio versus the Index falls within the linear adjustment range: "Greater than 0% up to and including +20%".

     Assume the Adjusted Fee for the fiscal quarter ending June 30, 2009 is being calculated, the transition rules described in Schedule A, section 13.3. are not in effect, and the month-end net assets of the WB Portfolio over the rolling 60-month period applicable to such fiscal quarter are as follows:

----------------------------------------------------------------------------------------------------------------------
                                  MONTH-END NET ASSETS OF WB PORTFOLIO ($ MILLION)
----------------------------------------------------------------------------------------------------------------------
---------- -------- -------- -------- --------- -------- ------- -------- -------- -------- -------- -------- --------
           JAN      FEB      MAR      APRIL     MAY      JUNE    JULY     AUG      SEP      OCT      NOV      DEC
---------- -------- -------- -------- --------- -------- ------- -------- -------- -------- -------- -------- --------
---------- -------- -------- -------- --------- -------- ------- -------- -------- -------- -------- -------- --------
2004                                                             1001     1002     1003     1004     1005     1006
---------- -------- -------- -------- --------- -------- ------- -------- -------- -------- -------- -------- --------
---------- -------- -------- -------- --------- -------- ------- -------- -------- -------- -------- -------- --------
2005       1007     1008     1009     1010      1011     1012    1013     1014     1015     1016     1017     1018
---------- -------- -------- -------- --------- -------- ------- -------- -------- -------- -------- -------- --------
---------- -------- -------- -------- --------- -------- ------- -------- -------- -------- -------- -------- --------
2006       1019     1020     1021     1022      1023     1024    1025     1026     1027     1028     1029     1030
---------- -------- -------- -------- --------- -------- ------- -------- -------- -------- -------- -------- --------
---------- -------- -------- -------- --------- -------- ------- -------- -------- -------- -------- -------- --------
2007       1031     1032     1033     1034      1035     1036    1037     1038     1039     1040     1041     1042
---------- -------- -------- -------- --------- -------- ------- -------- -------- -------- -------- -------- --------
---------- -------- -------- -------- --------- -------- ------- -------- -------- -------- -------- -------- --------
2008       1043     1044     1045     1046      1047     1048    1049     1050     1051     1052     1053     1054
---------- -------- -------- -------- --------- -------- ------- -------- -------- -------- -------- -------- --------
---------- -------- -------- -------- --------- -------- ------- -------- -------- -------- -------- -------- --------
2009       1055     1056     1057     1058      1059     1060
---------- -------- -------- -------- --------- -------- ------- -------- -------- -------- -------- -------- --------

     Also, assume the cumulative performance of the WB Portfolio over the rolling 60-month period applicable to such fiscal quarter is +25.0%, and the cumulative performance of the Index over such period is +15.0%. Thus, the excess return of the WB Portfolio over the applicable period is +10.0%. The Adjusted Fee payable by the Fund to the Advisor for the fiscal quarter ending June 30, 2009 would be $438,817.97 and is calculated as follows:

     A. BASE FEE OF $330,937.50, WHICH IS CALCULATED AS FOLLOWS. The average month-end net assets of the WB Portfolio over the fiscal quarter ending June 30, 2009 ($1,059,000,000), with an Annual Percentage Rate of (0.125%) applied. Therefore, the Base Fee is equal to:

                          Base Fee = (a X b) /4, where;

          a    = Average  month-end  net assets over the fiscal  quarter  ending
                 June 30, 2009, calculated as follows:

     ($1,058,000,000 + $1,059,000,000 + $1,060,000,000) / 3 = $1,059,000,000

          b    = Annual Percentage Rate applied to average month end net assets,
                 ( = 0.125%)

             Base Fee = ($1,059,000,000 X 0.125%) / 4 = $330,937.50

     b. PERFORMANCE ADJUSTMENT OF +$107,880.47, WHICH IS CALCULATED AS FOLLOWS. The average month-end net assets of the WB Portfolio over the rolling 60-month period applicable to the fiscal quarter ending June 30, 2009 are $1,030,500,000. The excess return of the WB Portfolio (+25.0%) over the Index (+15.0%) over such period is +10.0%. An excess return of +10.0%, when applied to the Performance Adjustment Schedule, corresponds to an excess return of 0% up to and including +20%, which corresponds to an Adjustment Percentage of +33.5%. The performance adjustment percentage is calculated as follows:

          The Performance Adjustment Percentage = ([c / d] X e), where;

          c    = Excess return over the performance period, (= +10.0%)

          d    = Maximum excess return for  appropriate  performance  range, ( =
                 +20.0%)

          e    = Maximum  Adjustment   Percentage  for  appropriate  performance
                 range, (=+67%)

       Performance Adjustment Percentage = (+10.0%/+20.0%) X +67% = +33.5%

            Therefore, the Performance Adjustment = ([f X g] X h) / 4

          f    = Performance Adjustment Percentage, (= +33.5%)

          g = Annual Percentage Rate applied to average month end net assets, (= 0.125%)

          h = Average month-end net assets for the 60-months ended June 30, 2009, (= $1,030,500,000)

Performance Adjustment = ([+33.5% X 0.125%] X $1,030,500,000) / 4 = +$107,880.47

     c. AN ADJUSTED FEE OF $438,817.97, WHICH IS CALCULATED AS FOLLOWS:

                          Adjusted Fee = i + j, where;

          i    = Base Fee, ( = $330,937.50)

          j    = Performance Adjustment, ( = $107,880.47)

             Adjusted Fee = $330,937.50 + $107,880.47 = $438,817.97

     d. CERTAIN CONVENTIONS. In practice, calculations will be extended to the eighth decimal point. Performance differences between the WB Portfolio and the Index are treated in a symmetric manner, such as in the example.

     2. FEE EXAMPLE #2 - ADJUSTED FEE CALCULATION UNDER TRANSITION RULES: The following example serves as a guide for the calculation of the Adjusted Fee during the transition period when the cumulative excess return of the portfolio versus the Index falls within the linear adjustment range: "Greater than 0% up to and including +20%".

Assume that the Advisor's compensation is being calculated for the fiscal quarter ended December 31, 2006 and the month-end net assets of the WB Portfolio over the 30-month period applicable to such fiscal quarter are as follows:

----------------------------------------------------------------------------------------------------------------------
                                  MONTH-END NET ASSETS OF WB PORTFOLIO ($ MILLION)
----------------------------------------------------------------------------------------------------------------------
---------- -------- -------- -------- --------- -------- ------- -------- -------- -------- -------- -------- --------
           JAN      FEB      MAR      APRIL     MAY      JUNE    JULY     AUG      SEP      OCT      NOV      DEC
---------- -------- -------- -------- --------- -------- ------- -------- -------- -------- -------- -------- --------
---------- -------- -------- -------- --------- -------- ------- -------- -------- -------- -------- -------- --------
2004                                                             1001     1002     1003     1004     1005     1006
---------- -------- -------- -------- --------- -------- ------- -------- -------- -------- -------- -------- --------
---------- -------- -------- -------- --------- -------- ------- -------- -------- -------- -------- -------- --------
2005       1007     1008     1009     1010      1011     1012    1013     1014     1015     1016     1017     1018
---------- -------- -------- -------- --------- -------- ------- -------- -------- -------- -------- -------- --------
---------- -------- -------- -------- --------- -------- ------- -------- -------- -------- -------- -------- --------
2006       1019     1020     1021     1022      1023     1024    1025     1026     1027     1028     1029     1030
---------- -------- -------- -------- --------- -------- ------- -------- -------- -------- -------- -------- --------
---------- -------- -------- -------- --------- -------- ------- -------- -------- -------- -------- -------- --------

Also, assume the cumulative performance of the WB Portfolio over the 30-month period applicable to the December 31, 2006 fiscal quarter is +18.0%, and the cumulative performance of the Index over such period is +13.0%. Thus, the excess return of the WB Portfolio over the applicable period is +5.0%. The Adjusted Fee payable by the Fund to the Advisor for the fiscal quarter ending December 31, 2006 would be $374,717.58 and is calculated as follows:

     A. BASE FEE OF $321,562.50, WHICH IS CALCULATED AS FOLLOWS. The average month-end net assets of the WB Portfolio over the fiscal quarter ending December 31, 2006 ($1,029,000,000), when applied to the Annual Percentage Rate of (0.125%). Therefore, the Base Fee is equal to:

                         Base Fee = (a X b) / 4, where;

          a    = Average  month-end  net assets over the fiscal  quarter  ending
                 December 31, 2006, calculated as follows:

     ($1,028,000,000 + $1,029,000,000 + $1,030,000,000) / 3 = $1,029,000,000

          b    = Annual Percentage Rate applied to average month end net assets,
                 ( = 0.125%)

             Base Fee = ($1,029,000,000 X 0.125%) / 4 = $321,562.50

     B. PERFORMANCE ADJUSTMENT OF +$53,155.08, WHICH IS CALCULATED AS FOLLOWS. The average month-end net assets of the WB Portfolio over the performance period (July 1, 2004 to December 31, 2006) are $1,015,500,000. The excess return of the WB Portfolio (+18.0%) over the Benchmark (+13.0%) over such period is +5.0%. An excess return of +5.0%, when applied to the Performance Adjustment Schedule, corresponds to a relative performance of 0% and up to and including +20%, which corresponds to an Adjustment Percentage of +16.75%, calculated as follows:

          The Performance Adjustment Percentage = ([c / d] X k), where;

          c    = Percentage amount by which the performance of the Portfolio has exceeded the Benchmark, ( = +5.0%)

          d    = Maximum   Transition  Period  excess   return  for  appropriate
                 performance range, determined as follows:

                              [(e / f) X g], where;

          e    = Number of months elapsed from May 31, 2004 to November 30, 2006
                 (= 30)

          f    = Number of months in full rolling performance period (= 60)

          g    = Maximum  excess  return for  appropriate  performance  range (=
                 +20.0%)

          d    = [(30/60) X +20.0%] = +10.0%

   Maximum Transition Period Adjustment Percentage = [(e / f) X h] = k, where

          e    = Number of months  elapsed  from June 30, 2004 to  December  31,
                 2006 (= 30)

          f    = Number of months in full rolling performance period (= 60)

          h    = Maximum Adjustment  Percentage for the appropriate  performance range (= +67%)

Maximum Adjustment Percentage for transition period = [(30/60) X +67%) = +33.5%
                                      = k

             Adjustment Percentage = ([c / d]) X k) = l, therefore,
                     ([+5.0%/+10.0%] X 33.5%) = +16.75% = l

   Therefore, the Performance Adjustment is equal to ([l X m] X n) / 4, where;

          l    = Adjustment Percentage, ( = +16.75%)

          m    = Annual Percentage Rate applied to average month-end net assets,
                 ( = 0.125%)

          n    = Average  month-end net assets for the  transition  period ended
                 December 31, 2006, (= $1,015,500,000)

Performance Adjustment = ([+16.75% X 0.125%] X $1,015,500,000) / 4 = +$53,155.08

     C. AN ADJUSTED FEE OF $374,717.58, WHICH IS CALCULATED AS FOLLOWS:

          o    + p = Adjusted Fee, where;

          o    = Base Fee, ( = $321,562.50)

          p    = Performance Adjustment, ( = $53,155.08)

              Adjusted Fee = $321,562.50 + $53,155.08 = $374,717.58

     d. CERTAIN CONVENTIONS. In practice, calculations will be extended to the eighth decimal point. Performance differences between the WB Portfolio and the Index are treated in a symmetric manner, such as in the example.